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                                                               EXHIBIT 11.1

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                             UNIFIED FINANCIAL SERVICES, INC.
                        EARNINGS PER SHARE CALCULATION (UNAUDITED)

                                                                        Three Months Ended
                                                                             March 31,
                                                                    -------------------------
                                                                       1999           1998
                                                                    ----------     ----------
INCOME AVAILABLE TO COMMON STOCKHOLDERS
   Net income                                                       $  183,426     $  383,757
   Preferred dividends                                                       -         34,418
                                                                    ----------     ----------
   Income available to common stockholders                          $  183,426     $  349,339
                                                                    ==========     ==========

CALCULATION OF COMMON STOCK
   Common shares outstanding at beginning
      of period                                                      2,267,449      1,722,821
   Shares issues in connection with acquisition of M. Wilson
      & Associates, Inc.                                                 3,636              -
   Shares issued in private placement during period                      4,495              -
                                                                    ----------     ----------
         Common shares used in basic calculation                     2,275,580      1,722,821
                                                                    ----------     ----------

   Common stock equivalent of options                                   36,851          6,800
   Preferred stock Series C conversion into
      common stock                                                     225,720              -
                                                                    ----------     ----------
         Common shares used in fully diluted calculation             2,540,151      1,729,621
                                                                    ----------     ----------

EARNINGS PER SHARE
   Basic                                                            $     0.08     $     0.20
                                                                    ==========     ==========
   Fully diluted                                                    $     0.07     $     0.20
                                                                    ==========     ==========
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